UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2014

CAPE BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-33934	26-1294270
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

225 North Main Street, Cape May Courthouse, New Jersey	08210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (609) 465-5600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

The Cape Bancorp, Inc. (“Company”) Annual Meeting of Shareholders was held on April 28, 2014.  The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies, and the proposals are described in detail in the Company’s proxy statement as filed with the Securities and Exchange Commission on March 24, 2014 (the “Proxy Statement”).  The final results of the shareholder votes are as follows:

Proposal 1 – Election of Directors

	For	Withheld	Broker Non-Votes
Agostino R. Fabietti	8,202,120	254,680	2,216,595
Roy Goldberg	8,194,209	262,591	2,216,595
James J. Lynch	7,977,619	479,181	2,216,595

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

The shareholders approved the ratification of the appointment of Crowe Horwarth LLP as the independent registered public accountants of the Company for the fiscal year ending December 31, 2014, as follows:

For	10,634,198
Against	20,632
Abstain	18,565

Proposal 3 – An advisory, non-binding resolution to approve executive compensation described in the Proxy Statement

The shareholders approved an advisory, non-binding resolution to approve the executive compensation of the Company’s named executive officers as described in the Proxy Statement, as follows:

For	8,127,602
Against	187,459
Abstain	141,739
Broker non-votes	2,216,595

Item 8.01                      Other Events.

On April 28, 2014, the Company issued a press release announcing a quarterly cash dividend of the Company's common stock of $0.06 per share. The dividend will be payable to stockholders of record as of May 12, 2014 and is expected to be paid on or about May 26, 2014. A copy of the press release dated April 28, 2014 is attached hereto as Exhibit 99.1 to this report.

Item 9.01.                      Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions: Not Applicable.

(d)	Exhibits.
	99.1	Cape Bancorp, Inc. Press Release dated April 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPE BANCORP, INC.
DATE: April 29, 2014	By:	/s/ Guy Hackney
Guy Hackney
Executive Vice President and Chief Financial Officer